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                                                                Exhibit 99.1
FOR IMMEDIATE RELEASE

GUARDIAN TECHNOLOGIES INTERNATIONAL ANNOUNCES FINAL CLOSING OF PRIVATE PLACEMENT OF ITS SECURITIES

         Dulles, Virginia, June 2, 2003 - Guardian Technologies International, Inc., [OTCBB: GDTI - News] announced today that it has successfully completed a final closing of a private offering of its securities exclusively to certain accredited investors for gross proceeds aggregating approximately $7,992,000, before the deduction of certain fees and expenses of the offering. Berthel Fisher & Company Financial Services, Inc., acted as Guardian's placement agent for the private offering.

         Guardian issued a total of 1,248,752 units of its securities in the offering, each unit consisting of four shares of common stock and one Class A Common Stock Purchase Warrant to purchase one share of common stock of Guardian, for an issuance of an aggregate of 4,995,008 shares of Guardian's common stock and warrants to purchase an aggregate of 1,248,752 shares of Guardian's common stock. Each unit was sold at a price of $6.40 per unit. The warrants issued in the offering are exercisable for a period of eighteen months from the initial closing at a price of $2.65 per share and contain certain piggyback registration rights. The offering commenced on or about February 26, 2004. Guardian conducted a series of closings with regard to the offering, commencing March 24, 2004, with a final closing on May 14, 2004. The securities, including certain securities issued to Berthel Fisher as compensation for acting as placement agent in the offering, were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         As compensation to Berthel Fisher for its services as placement agent in the offering, Guardian issued 199,797 shares of its common stock, placement agent's warrants to purchase an aggregate of 499,502 shares of restricted common stock, and paid investment banking fees, commissions and reimbursable expenses to Berthel Fisher in the aggregate amount of approximately $766,000. The placement agent's warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance; contain certain piggyback registration rights, and a cashless exercise provision.

         Proceeds of the offering are expected to be used for the purpose of acquiring Wise Systems Ltd., the development of Guardian's Pinpoint(TM) product, repayment of certain bridge loans to the extent not converted, product integration and marketing, obtaining certain patent protection for its products, and for general working capital purposes.

About Guardian


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Guardian,   based  in  Dulles,   Virginia,   employs   high-performance  imaging
technologies and advanced analytics to create integrated information management products and services. It primarily focuses on the areas of healthcare radiology and transportation security scanning. Guardian's products and services automate the processing of large quantities of graphic, numeric, and textual data so organizations can efficiently detect, extract, analyze or effectively act upon the information gleaned from the data. Guardian's solutions are designed to improve the quality and speed of decision-making and enhance organizational productivity and accuracy. For additional information, please visit Guardian's, web site at WWW.GUARDIANTECHINTL.COM.

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Forward   Looking   Statements:   This  news   announcement   contains   certain
forward-looking statements and information relating to Guardian that are based on the beliefs of the company or management, as well as assumptions made by, and information currently available to, the company or management. When used in this news announcement, the words "anticipate," "believe," "expect," "estimate," and "intend," and similar expressions, as they relate to the company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the company regarding future events and are subject to certain risks, uncertainties, and assumptions, including the risks and uncertainties in this announcement and in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein noted or in its SEC filings.

Contact:                   Guardian Technologies International, Inc.
                           Investors:
                           Redwood Consultants, LLC
                           Jens Dalsgaard, 415-884-0348
                           or
                           Media:
                           Accentuate PR
                           Julie Shepherd, 815-479-1833